UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 21, 2008

SELECT COMFORT CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota
(State or other jurisdiction of incorporation or organization)

0-25121	41-1597886
(Commission File No.)	(IRS Employer Identification No.)

9800 59th Avenue North, Minneapolis, Minnesota 55442
(Address of principal executive offices)           (Zip Code)

(763) 551-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

           Effective as of August 21, 2008, the Management Development and Compensation Committee of the Board of Directors of Select Comfort Corporation approved an amendment and restatement of the Select Comfort Corporation Executive Severance Pay Plan (the “Plan”) that (i) further defines the circumstances under which a resignation by an eligible employee for “good reason” may constitute an involuntary termination of employment that would result in eligibility for severance benefits and (ii) formalizes outplacement services as a benefit for eligible employees.

As originally adopted, the Plan provided that a refusal to accept (i) a reduction of 10% or more in combined salary and target bonus (other than in connection with a general compensation reduction program) or (ii) a significant relocation, would trigger eligibility for severance benefits.  The amended Plan includes a definition of “Involuntary Termination” which, in addition to the above items, provides that refusal to accept (i) discontinuation of eligibility to participate in a material long-term cash or equity award or equity-based grant program (other than in connection with an across-the-board change or termination) or (ii) a material diminution of authority, duties or responsibilities following a change in control, would in each case constitute resignation for “good reason” triggering eligibility for severance benefits.  The amendment also provides that the employee must give notice of the act or omission alleged to constitute good reason within 90 days, the company has an opportunity to cure the alleged act or omission, and the termination of employment must occur within two years of the alleged act or omission.

The amendment also formalized the company's existing practice to support a terminated executive's efforts to obtain future employment by contracting with a professional outplacement firm at capped market competitive rates to provide individual consultation services during the severance period.

The amendment also includes certain technical changes designed to comply with regulations promulgated under Section 409A of the Internal Revenue Code.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

10.1	Amended and Restated Select Comfort Corporation Executive Severance Pay Plan dated as of August 21, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECT COMFORT CORPORATION
(Registrant)

Dated: August 27, 2008
By: Mark A. Kimball
Title: Senior Vice President

EXHIBIT INDEX

Exhibit No.                            Description

10.1	Amended and Restated Select Comfort Corporation Executive Severance Pay Plan dated as of August 21, 2008.